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                                                                    EXHIBIT 10.1

                         AMENDMENT NO. TWO TO THE LOAN
                            AND SECURITY AGREEMENT
                           IMAGE ENTERTAINMENT, INC.

          THIS AMENDMENT NO. TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of the 8/th/ day of February, 2000, by and between IMAGE ENTERTAINMENT, INC., a California corporation ("Borrower"), whose chief executive office is located at 9333 Oso Avenue, Chatsworth, California 91311 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:

                                     FACTS

          FACT ONE:  Foothill and Borrower have previously entered into that
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certain Loan and Security Agreement, dated December 28, 1998 (as amended and supplemented, the "Agreement").

          FACT TWO:  Foothill and Borrower desire to amend the Agreement as
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provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

          NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

          1. Effective as of December 1, 1999, Section 7.9 of the Agreement is hereby amended in its entirety to read as follows:

                "7.9 Capital Expenditures. Make any capital
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                expenditure, or any commitment therefor, (a) with
                respect to individual transactions: (i) in excess of Eight Hundred Thousand Dollars ($800,000) for any individual transaction made or committed during Borrower's fiscal year ended March 31, 2000 and each subsequent fiscal year thereafter; or (b) with respect to aggregate capital expenditures made or committed for in any fiscal year, in an aggregate amount in excess of (i) Two Million Five Hundred Thousand Dollars ($2,500,000) for each subsequent fiscal year thereafter; provided, however, that if the amount
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                available under this covenant is not expended in any
                particular year, one hundred percent (100%) thereof shall be available to be expended in the following fiscal year, but only in such subsequent fiscal year, with the amount so carried over being deemed to have been expended last in such subsequent year."

          2. Foothill shall charge Borrower's loan account a fee in the amount of $2,000. Said fee shall be fully-earned, non-refundable, and due and payable on the date Borrower's loan account is charged.

          3. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

          IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.

FOOTHILL CAPITAL CORPORATION                   IMAGE ENTERTAINMENT, INC.


By: /s/ SHERI FENEBOCK                         By: /s/ JEFF M. FRAMER
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Print Name: Sheri Fenenbock                    Print Name: Jeff M. Framer
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Its: Vice President                            Its: Chief Financial Officer
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